Supplementary Description Terms for the Articles of Harbin Jiarun Hospital Co., LTD- Determination of merger and acquisition date and retained earnings attribution of Harbin Jiarun Hospital Co., Ltd.

Based on the friendly negotiation of the two parties, the determination of the date of merger and acquisition and accumulated retained earnings of Jiarun Hospital will be dominated by Mr. Junsheng Zhang in the *Joint Venture Contract of Harbin Jiarun Hospital Co., Ltd. and Runteng Medical Group Co., Ltd.* and the articles of Harbin Jiarun Hospital Co., Ltd. ("Jiarun Hospital") signed by Mr. Junsheng Zhang and Runteng Medical Group Co., Ltd. ("Runteng Group") on December 23, 2012 is as follows:

I. The date of actually completing the merger and acquisition of Runteng Group to Jiarun Hospitalis determined to be in June 30, 2013;

II. Before June 30, 2013, the accumulated retained earnings of Jiarun Hospital will be dominated by Mr. Junsheng Zhang, invested to Jiarun Hospital as the source of capital increase and share expansion of Jiarun Hospital, and used as a component for the investment of 15 million yuan of Mr. Junsheng Zhang. For the investment, the insufficientinvestment in capital will be the self-raised funds of Mr. Junsheng Zhang. After the date of merger and acquisition, the profits or losses of Jiarun Hospital will be dominated or borne by Runteng Group and Mr. Junsheng Zhangaccording to the proportion of 70% and 30%, respectively.

III. This agreement refers to the supplementary description terms for the *Articles of Harbin Jiarun Hospital Co., Ltd.* For the problem of merger and acquisition date and retained earnings attributioninvolved therein, this agreement shall prevail, and the other items shall be carried out according to the provisions of the original articles.

This document is the translated copy of the original
本文系原文翻译件
深圳碧海蓝天翻译有限公司
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Junsheng Zhang (signature): 张俊生

Runteng Medical Group Company Limited
润腾医疗集团有限公司
(签章)
Authorized Signature(s)

Runteng Medical Group Co., Ltd. (seal):

(Authorized Signature(s))

Harbin Jiarun Hospital Co., Ltd. (seal):

Junsheng Zhang

Date: June 1, 2013

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名　　称　深圳碧海蓝天翻译有限公司

企业类型　有限责任公司

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法定代表人　徐淑琴

成立日期　二〇〇九年十一月十七日

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